                                                                    Exhibit 10.7


                         EQUITY CONTRIBUTION GUARANTY

                                      by

                              TECO ENERGY, INC.,
        a corporation organized and existing under the laws of Florida as Guarantor

                                  in favor of

                                CITIBANK, N.A.,
                            as Administrative Agent
                 under the Gila River Project Credit Agreement

                           dated as of May 31, 2001
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                         EQUITY CONTRIBUTION GUARANTY

          THIS EQUITY CONTRIBUTION GUARANTY, dated as of May 31, 2001 (as amended, supplemented or otherwise modified from time to time, this "Guaranty"),
                                                                     --------
made by TECO ENERGY, INC., a corporation organized and existing under the laws of Florida (the "Guarantor"), in favor of CITIBANK, N.A., as administrative
                 ---------
agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for the Banks under the Credit Agreement described below.

                                    RECITALS

          A. Panda Gila River, L.P., a Delaware limited partnership ("Borrower"), intends to construct and either own or lease the Project.
  --------

          B. Pursuant to the Gila River Project Credit Agreement, dated as of May 31, 2001 (the "Credit Agreement"), among Borrower, LC Bank, the Banks and
                   ----------------
Administrative Agent, the Banks have agreed to provide Loans and issue Letters of Credit in the amounts specified and on the terms and subject to the conditions set forth therein.

          C. Pursuant to the Equity Contribution Agreement, dated as of May 31, 2001 (the "Equity Contribution Agreement"), among Panda Gila River I, LLC, a
           -----------------------------
Delaware limited liability company ("General Partner"), Panda Gila River II,
                                     ---------------
LLC, a Delaware limited liability company ("Limited Partner" and, together with
                                            ---------------
General Partner, the "Partners"), Borrower and Administrative Agent, the
                      --------
Partners have agreed to make certain capital contributions to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein.

          D. Guarantor, as the indirect owner of 50% of the Equity Interests of Borrower, will derive substantial economic benefit from the Loans and Letters of Credit to be made by the Banks to Borrower pursuant to the Credit Agreement.

          E. Administrative Agent and the Banks have agreed to enter into the Credit Agreement with Borrower on the condition that Guarantor guarantee certain of the Partners' obligations under the Equity Contribution Agreement as provided herein.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and to induce the Banks to provide Loans and issue the Letters of Credit pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

                                   ARTICLE I
                                 DEFINITIONS.

     Unless the context shall otherwise require, capitalized terms used but not defined herein are used as defined in the Credit Agreement and, except as otherwise expressly provided, the Rules of Interpretation set forth in Exhibit A to the Credit Agreement shall apply to this
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Guaranty. In addition, unless the context shall otherwise require, as used herein the following terms shall have the following meanings:

          "Capitalization" means, as to Guarantor, the sum of Total Debt and
           --------------
Consolidated Shareholders Equity, in each case, as at the date of any determination thereof.

          "Capitalized Lease Obligations" means, as to any Person, all rental
           -----------------------------
obligations as lessee which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

          "Consolidated Adjusted Interest Expense" means, for any period, the
           --------------------------------------
sum of Interest Expense (a) of Guarantor and its subsidiaries and (b) accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by Guarantor or any of its subsidiaries, but excluding any Interest Expense (i) on Non-Recourse Indebtedness; and (ii) on Indebtedness of a Person before the date (A) it becomes a subsidiary of Guarantor, (B) it is merged or consolidated with Guarantor or (C) a subsidiary of Guarantor or its assets are acquired by Guarantor to the extent that income or loss of such Person is excluded under the definition of Consolidated Adjusted Net Income, each determined for such period on a consolidated basis in accordance with GAAP.

          "Consolidated Adjusted Net Income" means, for any period, the net
           --------------------------------
income or loss of Guarantor and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP (and before giving effect to any elimination of minority interests in non-wholly owned subsidiaries); provided
                                                                     --------
that there shall be excluded the income or loss of any Person accrued before (a) the date it becomes a subsidiary of Guarantor, (b) the date it is merged into or consolidated with Guarantor or any subsidiary of Guarantor or (c) the date its assets are acquired by Guarantor or any subsidiary of Guarantor, other than amounts of income accrued before such date which are actually paid as dividends after such date.

          "Consolidated EBITDA" means, for any period, Consolidated Adjusted Net
           -------------------
Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Adjusted Net Income, the sum of (i) Consolidated Adjusted Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary non-cash charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Adjusted Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Shareholders Equity" means, as of the date of any
           --------------------------------
determination, the consolidated tangible net worth of Guarantor and its subsidiaries, and including amounts attributable to (a) junior subordinated debentures; provided that such junior subordinated debentures have subordination
            --------
and deferral features substantially similar to those in the TECO Subordinated Debentures; and (b) preferred stock to the extent excluded from Total Debt, minus the value of minority interests in any of Guarantor's subsidiaries, and disregarding unearned compensation associated with Guarantor's employee stock ownership plan or other benefit plans,

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foreign currency translation adjustments and other comprehensive income adjustments, all determined in accordance with GAAP.

          "Contingent Obligation" means, as to any Person, any obligation of
           ---------------------
such Person guaranteeing any Indebtedness or lease obligation (each a "primary
                                                                       -------
obligation") of any other Person (the "primary obligor") in any manner, whether
----------                             ---------------
directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (c) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith by Guarantor.

          "El Dorado Bridge Loan" has the meaning given to the term "Bridge
           ---------------------
Loan" in Exhibit A to the El Dorado Bridge Loan Agreement.

          "El Dorado Obligations" means all "Obligations" of El Dorado Borrower
           ---------------------
under, and as defined in, the El Dorado Credit Agreement.

          "El Dorado Partners" has the meaning given to the term "Partners" in
           ------------------
Exhibit A to the El Dorado Credit Agreement.

          "Equity Interests" means (a) shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any warrants, options or other rights to acquire such shares or interests.

          "Equity Contribution" shall have the meaning given to such term in the
           -------------------
Equity Contribution Agreement.

          "Event of Default" has the meaning given in Section 5.1.
           ----------------

          "Guaranteed Obligations" has the meaning given in Section 2.1(a).
           ----------------------

          "Guarantor Material Adverse Effect" means:
           ---------------------------------

               (a) a material adverse change in the business, property, results of operations, or financial condition of Guarantor and its Significant Subsidiaries (taken as a whole); or

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               (b)  any event or occurrence of whatever nature which materially and adversely changes Guarantor's ability to perform its obligations under this Guaranty;

               provided that a change in any Bank's or any of the Banks' consultants' view of the future price of electricity or gas will not constitute a Guarantor Material Adverse Effect.

          "Guaranty Limit" means $350,100,000.
           --------------

          "Hedge Transactions" means transactions under any interest swap
           ------------------
agreements, caps, collars or other interest rate hedging mechanisms.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person (other than letters of credit issued to secure a financial obligation of such Person to the extent such obligation is not outstanding at the time) and all unreimbursed drafts drawn thereunder, (d) all Indebtedness of another Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under any subscription or similar agreement, (g) the discounted present value of all obligations of such Person (other than Tampa Electric) payable under agreements for the payment of a specified purchase price for the purchase and resale of power whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) any unfunded or underfunded obligation subject to the minimum funding standards of Section 412 of the Code of such Person to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained at any time, or contributed to, by such Person or any other Person which is under common control (within the meaning of Section 414(b) or
(c) of the Code) with such Person, (i) all Contingent Obligations of such Person and (j) all obligations of such Person in respect of Hedge Transactions; provided, however, that Indebtedness shall specifically exclude accounts payable
--------  -------
arising in the ordinary course of business.

          "Interest Expense" means, with respect to any Person, for any period,
           ----------------
total cash interest expense of such Person payable for such period with respect to all outstanding Indebtedness of such Person, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under hedging agreements to the extent such net costs are allocable to such period in accordance with GAAP.

          "Non-Recourse Indebtedness" means Indebtedness which is not an
           -------------------------
obligation of, and is otherwise without recourse to, the assets or revenues of Guarantor or any subsidiary of Guarantor (other than the assets or revenues of TPS or any subsidiary of TPS).

          "Significant Subsidiary" means, collectively, Tampa Electric Company,
           ----------------------
TPS and any other subsidiary of Guarantor formed or acquired after the Closing Date the total assets (after intercompany eliminations) of which exceed 10% of the total assets of Guarantor and its subsidiaries (taken as a whole).

          "Taxes" means any present or future tax, levy, impost, duty, charge,
           -----
assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than any income, franchise or similar tax imposed upon or measured by the gross or net income or capital of Administrative Agent or any Bank by the United States, New York State, any jurisdiction where Administrative Agent or any Bank is organized and/or the jurisdiction in which is located any office from or at which Administrative Agent or any Bank is making or maintaining any Loans or receiving any payments under any of the Credit Documents.

          "TECO Subordinated Debentures" means the 8.50% Junior Subordinated
           ----------------------------
Notes Due 2041, issued by Guarantor on December 20, 2000, in the original principal amount of $206,200,000.

          "Total Debt" means, without duplication, Indebtedness of Guarantor and
           ----------
its Significant Subsidiaries determined on a consolidated basis outstanding at the date of any determination thereof, but expressly excluding (a) Non-Recourse Indebtedness, (b) junior subordinated debentures issued by Guarantor; provided
                                                                      --------
that such junior subordinated debentures have subordination and deferral features substantially similar to those in the TECO Subordinated Debentures, and
(c) preferred stock of Guarantor in an amount not to exceed 10% of Guarantor's Capitalization on such date.

          "Trans-Union Partners" means each of Trans-Union Interstate Pipeline
           --------------------
I, LLC and Trans-Union Interstate Pipeline II, LLC, each a Delaware limited liability company.

                                  ARTICLE II
                                 THE GUARANTY.

     2.1  Guaranty.  Guarantor hereby unconditionally and irrevocably:
          --------

          (a) guarantees, as primary obligor and not as surety, to Administrative Agent, and its successors and assigns, (i) the prompt payment in full when due of each Equity Contribution required to be made by each Partner under the Equity Contribution Agreement, and (ii) the prompt payment of each Partner's obligations under Article 4 of the Equity Contribution Agreement, in each case strictly in accordance with the terms set forth in such Equity Contribution Agreement and in an aggregate amount not to exceed the Guaranty Limit (such obligations being collectively referred to herein as the "Guaranteed
                                                                      ----------
Obligations"); and
-----------

          (b) agrees that if for any reason whatsoever one or both Partners shall fail or be unable to pay or satisfy in full as and when due any of the Guaranteed Obligations, Guarantor will promptly pay or satisfy the same on the date the payment of such Guaranteed Obligation is due or required without regard to any exercise or non-exercise by Guarantor, Administrative Agent or any Bank of any right, remedy, power or privilege under or in respect of the Equity Contribution Agreement, the Credit Agreement and the other Credit Documents, and that in the case of any extension of time of the payment or renewal of any of the Guaranteed Obligations,

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the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal, in an aggregate amount not to exceed the Guaranty Limit.

     2.2  Obligations Absolute and Unconditional.
          --------------------------------------

          (a) The obligations of Guarantor hereunder are primary obligations of Guarantor and are an absolute, unconditional, continuing and irrevocable guaranty of payment and not of collectibility or performance and are in no way conditioned on or contingent upon any attempt to enforce in whole or in part Borrower's or the Partners' liabilities and obligations to the Banks. If one or both Partners shall fail to pay any of the Guaranteed Obligations as and when they are due, Guarantor shall forthwith pay such Guaranteed Obligations in immediately available funds, and each such failure by either Partner to pay a Guaranteed Obligation shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

          (b) The Banks may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Guarantor, except such notice as may be required by applicable law which cannot be waived or any notice required hereunder, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or change or extend the time of such payment of, renew, or alter any Guaranteed Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Equity Contribution Agreement, any documents, instruments or agreements executed in connection therewith, and the guaranty herein made shall apply to the Guaranteed Obligations, as changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against Borrower or one or both Partners or others (including Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Guarantor hereunder; (iv) settle or compromise any Guaranteed Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Banks or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Borrower or the Partners to the Banks under the Equity Contribution Agreement, the Credit Agreement or the other Credit Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, the Equity Contribution Agreement, the Credit Agreement or any other Credit Document; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Guarantor of its right to subrogation against Borrower (if any) or one or both Partners to recover full indemnity for any payments made pursuant to this Guaranty or of its right of contribution against any other party.

          (c) No invalidity, irregularity or unenforceability of the Guaranteed Obligations or invalidity, irregularity, unenforceability or nonperfection of any collateral therefor, shall affect, impair, or be a defense to this Guaranty, which is a primary obligation of Guarantor.

          (d) This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 2.2(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then to the extent permitted by applicable law any such revocation shall become effective only upon receipt by Administrative Agent of written notice of revocation signed by Guarantor. To the extent permitted by applicable law, no revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Guaranteed Obligations (i) arising prior to receipt by Administrative Agent of written notice of such revocation or termination and the sole effect of revocation and termination hereof shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected with Guaranteed Obligations theretofore arising or transactions theretofore entered into or (ii) arising as a result of an Event of Default under the Credit Agreement occurring by reason of the revocation or termination of this Guaranty.

          (e) Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which Guarantor may have against Borrower and the Partners relating to any indebtedness of Borrower and the Partners, respectively, to Guarantor, and hereby assigns to Administrative Agent on behalf of the Banks all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Administrative Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Administrative Agent to the extent of any Guaranteed Obligations which then remain unpaid and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent all of Guarantor's rights to all such payments or distributions to which Guarantor would otherwise be entitled; provided, however,
                                                              --------  -------
that Guarantor's obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

          (f) Except as otherwise required by law, each payment required to be made by Guarantor to Administrative Agent or the Banks hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required,

Guarantor shall, upon notice thereof from Administrative Agent, (i) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon (including deductions from amounts payable under this Section 2.2(f)), (ii) on or before the thirtieth day after payment of such amount, forward to the Banks an official receipt evidencing such payment (or a certified copy thereof), and (iii) in the case of any such deduction or withholding, forthwith pay to Administrative Agent for the account of the Banks such additional amount as may be necessary to ensure that the net amount actually received by the Banks, free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that the Banks would have received had there been no such deduction or withholding.

     2.3  Subordination.  Except as otherwise specifically provided in this
          -------------
Guaranty, all existing and future indebtedness of Borrower and the Partners to Guarantor and the right of Guarantor to withdraw any capital invested by Guarantor directly or indirectly in Borrower or either Partner, is hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital, while this Guaranty is in effect. At Administrative Agent's request, if an Event of Default under the Credit Agreement has occurred and is continuing, Guarantor shall cause Borrower and the Partners to pay to Administrative Agent for the benefit of the Banks all or any part of such subordinated indebtedness and any capital which Guarantor is entitled to withdraw up to the Guaranty Limit. Any payment by Borrower or either Partner in violation of this Guaranty shall be received by Guarantor in trust for Administrative Agent and the Banks, and Guarantor shall cause the same to be paid to Administrative Agent for the benefit of the Banks immediately upon demand by Administrative Agent on account of such Partners' obligations and liabilities hereby guaranteed. Guarantor shall not assign all or any portion of such indebtedness while this Guaranty remains in effect except upon prior written notice to Administrative Agent by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void. Nothing in this Section 2.3 shall apply to any distribution or payment permitted to be made to Guarantor, either Partner or any of their respective Affiliates pursuant to the Credit Documents.

     2.4  Waiver.  To the extent permitted by applicable law, Guarantor hereby
          ------
unconditionally and irrevocably waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including (a) any right to require Administrative Agent or the Banks to proceed against Borrower or one or both Partners or any other person or to proceed against or exhaust any security held by Administrative Agent or the Banks at any time or to pursue any other remedy in Administrative Agent's or the Banks' power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, dissolution, merger, termination or disability of Borrower or one or both Partners or any other Person or the failure of Administrative Agent or the Banks to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower or one or both Partners or any other Person, (c) promptness, diligence, demand, presentment, protest and notice of any kind other than notices required hereunder or under the other Credit Documents, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower or one or both Partners, Administrative Agent, the Banks, any endorser or creditor of Borrower or one or both Partners or Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Administrative Agent or the Banks in connection with any Guaranteed Obligations, (d) any defense based upon an election of remedies by Administrative Agent or the Banks, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower or one or both Partners for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or one or both Partners or the failure by Borrower or one or both Partners to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Equity Contribution Agreement or the other Credit Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by Borrower or one or both Partners against Administrative Agent, the Banks or any other Person under the Equity Contribution Agreement, the Credit Agreement or any other Credit Document (other than, subject to Section 6.13, defense of payment of the applicable amounts), (i) any duty on the part of Administrative Agent or the Banks to disclose to Guarantor any facts Administrative Agent or the Banks may now or hereafter know about Borrower or the Partners, regardless of whether Administrative Agent or the Banks have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or have reason to believe that such facts are unknown to Guarantor, or have a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and each Partner and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in Borrower or one or both Partners, (k) any defense arising because of Administrative Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, (l) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code and (xiii) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by Administrative Agent or any Bank that might otherwise constitute a defense available to, or discharge of, any guarantor or surety (other than, subject to Section 6.13, defense of payment of the applicable amounts).

     2.5  Subrogation.  Until all Obligations and all El Dorado Obligations have
          -----------
been paid in full in cash (subject to Section 6.13 and other than those contingent obligations that are intended to survive the termination of the applicable agreement) (a) Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which it or the Banks now have or may hereafter have against Borrower or the Partners in respect of the Guaranteed Obligations, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Administrative Agent or the Banks from Borrower or the Partners and (b) Guarantor waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower or the Partners that arises hereunder, from the existence or enforcement of this Guaranty and/or from the performance by Guarantor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Banks against Borrower or either Partner, or any security which the Banks now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     2.6  Bankruptcy.  So long as any of the Obligations or El Dorado
          ----------
Obligations remain unsatisfied or unpaid (subject to Section 6.13 and other than those contingent obligations that are intended to survive the termination of the applicable agreement), Guarantor shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Administrative Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Borrower or one or both Partners. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Borrower or one or both Partners, or by any defense which Borrower or one or both Partners may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES.

     Guarantor hereby represents and warrants that, as of the date hereof:

     3.1  Corporate Existence and Business.  Guarantor is a corporation duly
          --------------------------------
organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Guaranty and each other Credit Document to which it is or is to become a party.

     3.2  Power and Authorization; Enforceable Obligations.  Guarantor has full
          ------------------------------------------------
power and authority and the legal right to execute, deliver and perform this Guaranty and each other Credit Document to which it is or is to become a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and each other Credit Document to which it is or is to become a party to complete the transactions contemplated hereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by Guarantor, or the validity or enforceability as to Guarantor, of this Guaranty and each other Credit Document to which it is or is to become a party, except such consents or authorizations or filings or other acts as have already been obtained or where the failure to obtain such consent or authorization could not reasonably be expected to have a Guarantor Material Adverse Effect. This Guaranty and each other Credit Document to which Guarantor is a party have been duly executed and delivered by Guarantor and constitute, and each other Credit Document to which it is to become a party will upon execution and delivery thereof by Guarantor and the other parties thereto (if any) constitute, a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

     3.3  No Legal Bar.  The execution, delivery and performance by Guarantor of
          ------------
this Guaranty and each other Credit Document to which it is or is to become a party to complete the transactions contemplated hereby and the making by Guarantor of any payments hereunder or under any other Credit Document to which it is a party will not violate any applicable law or any material contractual obligation of Guarantor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of Guarantor pursuant to any applicable law or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a Guarantor Material Adverse Effect.

     3.4  No Proceeding or Litigation.  No litigation or proceeding of or before
          ---------------------------
any Governmental Authority is pending or, to the knowledge of Guarantor, threatened in writing against Guarantor with respect to the transactions contemplated by this Guaranty or any other Credit Document to which Guarantor is or is to become a party, except where such litigation or proceeding could not reasonably be expected to have a Guarantor Material Adverse Effect.

     3.5  Governmental Approvals.  All governmental authorizations and actions
          ----------------------
necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

     3.6  Financial Statements. All quarterly and annual financial statements of
          --------------------
Guarantor and its Significant Subsidiaries heretofore delivered by Guarantor to Administrative Agent were true, correct and complete in all material respects, did not fail to disclose any material liabilities, whether direct or contingent, and fairly presented in all material respects the financial condition of Guarantor or such Significant Subsidiary, as the case may be, in each case as of the date delivered and were prepared in accordance with GAAP. Since the date of the most recent such financial statements, there has been no material adverse change in the business, operations, property, assets or financial condition of Guarantor or its Significant Subsidiaries taken as a whole.

     3.7  True and Complete Disclosure.  All factual information heretofore or
          ----------------------------
contemporaneously furnished by Guarantor or its representatives in writing to Administrative Agent or any Bank for purposes of or in connection with this Guaranty or any transaction contemplated herein was true and accurate in all material respects on the date as of which such information was dated or certified and at such date did not omit to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The information referred to in the immediately preceding sentence furnished to Administrative Agent or any Bank on or prior to the Closing Date, taken as a whole, as updated or supplemented from time to time, is true and correct in all material respects as of the Closing Date, and as of the Closing Date all such information does not omit to state any fact which could reasonably be expected to have a Guarantor Material Adverse Effect.

     3.8  Investment Company Act. Guarantor is not an "investment company"
          ----------------------
within the meaning of the Investment Company Act of 1940, as amended and is exempt from regulation under PUHCA and the Federal Power Act.

     3.9  Compliance with Law. There is no violation by Guarantor or any
          -------------------
Significant Subsidiary of any Governmental Rule which could reasonably be expected to have a Guarantor Material Adverse Effect. Except as have been delivered to Administrative Agent, no notices of violation of any Governmental Rule relating to the Project or the Site have been issued, entered or received by Guarantor.

     3.10 ERISA.  Guarantor and any other Person which is under common control
          -----
(within the meaning of Section 414(b) or (c) of the Code) have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any employee benefit plan subject to ERISA, neither the execution of this Guaranty nor the consummation of the transactions contemplated hereby will involve a Prohibited Transaction.

     3.11 Financial and Other Information. Guarantor has established adequate
          -------------------------------
means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and each Partner and their respective properties on a continuing basis, and Guarantor now is and hereafter will have sole responsibility for maintaining familiarity with the businesses, operations and condition (financial and otherwise) of Borrower and each Partner and their respective properties.

     3.12 Adequate Financial Means. (a) Guarantor is not, and will not as a
          ------------------------
result of the execution and delivery of this Guaranty, be rendered insolvent,
(b) Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay and (c) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

                                  ARTICLE IV
                                  COVENANTS.

     Guarantor hereby covenants and agrees that, subject to Section 6.13 and provided that all amounts then due under Section 6.12 have been paid in full, until the earliest of (a) the payment in full of all Obligations (other than those contingent obligations that are intended to survive the termination of this Guaranty or the other Credit Documents), (b) the payment in full of all of the Guaranteed Obligations and (c) the payment by Guarantor under this Guaranty of an aggregate amount equal to the Guaranty Limit:

     4.1  Existence. Guarantor shall, and shall cause each Significant
          ---------
Subsidiary to, maintain and preserve its existence in good standing in the state of its formation and its qualification to do business in each other jurisdiction where such qualification is necessary and all material rights, privileges and franchises necessary in the normal conduct of its business.

     4.2  Consents, Legal Compliance. Guarantor shall maintain in full force and
          --------------------------
effect all consents of any Governmental Authority that are required to be obtained by it in order for it to perform its obligations under this Guaranty and will obtain any that may become necessary in the future.

     4.3  Prohibition of Certain Transfers.
          --------------------------------

          (a) Guarantor shall not, and shall not permit any Significant Subsidiary to, liquidate or dissolve, or combine, consolidate or merge with or into another Person; except that Guarantor or any Significant Subsidiary may combine, consolidate or merge with another Person if (i) Guarantor or a Significant Subsidiary, as the case may be, is the surviving corporation of such merger, consolidation or combination; (ii) prior to such merger, consolidation or combination, and after giving effect thereto, no default under this Guaranty shall have occurred and be continuing; (iii) such merger, consolidation or combination shall not cause a violation of Section 4.11 hereof; (iv) Guarantor shall have provided pro forma calculations to Administrative Agent demonstrating that, to the reasonable satisfaction of Administrative Agent, after giving effect to such merger, consolidation or combination (A) the projected ratio of Total Debt to Capitalization for the next succeeding fiscal quarter will be less than or equal to 0.65 to 1.00 and (B) the projected ratio of Consolidated EBITDA to Consolidated Adjusted Interest Expense for the next succeeding twelve months will equal or exceed 3.0 to 1.00; and (v) Guarantor's rights and obligations under this Guaranty and Administrative Agent's rights and obligations under this Guaranty shall not be diminished in any manner as a result of such merger, consolidation or combination.

          (b) Except as set forth in this Section 4.3 or sales that are in the nature of financing leases, Guarantor shall not, and shall not permit any Significant Subsidiary to, sell, lease, assign or otherwise transfer or dispose of, directly or indirectly, all or any substantial part of its property, business or assets; provided that (i) Guarantor or any Significant Subsidiary
                    --------
may sell, lease or otherwise transfer or dispose of, directly or indirectly, assets to any of Guarantor, any Significant Subsidiary, either Partner, either El Dorado Partner, either Trans-Union Partner, Borrower, El Dorado Borrower or Trans-Union, (ii) Tampa Electric may sell, contribute or transfer its transmission and transmission-related assets for fair value to a regional transmission organization and (iii) TPS may sell up to 30% of its assets in exchange for assets similar to those sold, or for cash so long as the proceeds of such cash sales are (x) retained by TPS or Guarantor in cash or equivalent short term investments (provided that Guarantor shall not be obligated to so maintain any such proceeds in cash or equivalent investments at any time that Guarantor is rated Baa2 by Moody's and BBB+ by S&P or Baa1 by Moody's and BBB by S&P) and reinvested within nine months of the date of such sale in assets similar to those sold or (y) applied by Borrower, on a pro-rata basis, toward
(a) the prepayment of the outstanding principal amount of the Bridge Loans and the El Dorado Bridge Loans, and (b) satisfaction of Guarantor's then due and payable obligations under the Equity Contribution Guaranty and under that certain Equity

Contribution Guaranty, dated as of May 31, 2001, by Guarantor in favor of El Dorado Administrative Agent, and following the applications set forth in the foregoing clauses (a) and (b), pro-rata to satisfaction of all other then due and payable obligations of Borrower and El Dorado Borrower guaranteed by Guarantor under the Equity Guaranties and under the "Equity Guaranties" as defined in the El Dorado Credit Agreement.

          (c) Except as set forth in this Section 4.3, Guarantor shall not, and shall not permit any Significant Subsidiary to, mortgage, pledge or encumber all or substantially all of its assets (other than, solely in the case of TPS, pursuant to limited recourse project financing transactions entered into by TPS after the Closing Date in the ordinary course of its business), except for encumbrances listed on Schedule 4.3.

          (d) assignment or otherwise, or dispose of, directly or indirectly (by way of collateral assignment or otherwise) any Equity Interest in any Significant Subsidiary; provided that for fair value (i) Guarantor may sell,
                        --------
assign or transfer up to 20% of its Equity Interests in TPS and (ii) TPS may sell or transfer its Equity Interests in Energia Global International, Ltd.

     4.4  Payment of Material Obligations. Guarantor shall, and shall cause each
          -------------------------------
Significant Subsidiary to, pay all its material obligations, howsoever arising, as and when due and payable, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist; provided that adequate reserves
                                              --------
have been established in accordance with GAAP, and (b) trade payables which shall be paid in the ordinary course of business.

     4.5  Taxes. Guarantor shall, and shall cause each Significant Subsidiary
          -----
to, file all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to it; provided that Guarantor or any Significant Subsidiary may contest in good faith
--------
any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Person is in good faith contesting the same, so long as (a) adequate reserves have been established in accordance with GAAP, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Guarantor Material Adverse Effect, and
(c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest.

     4.6  Maintenance of Property, Insurance. Guarantor shall, and shall cause
          ----------------------------------
each Significant Subsidiary to, (a) keep all property useful and necessary in its business in good working order and condition except where the failure to so maintain could not reasonably be expected to have a Guarantor Material Adverse Effect, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are in accordance with normal industry practice, or make provisions reasonably satisfactory to Administrative Agent for self-insurance, and (c) furnish to Administrative Agent, upon written request, full information as to the insurance carried.

     4.7  Compliance with Laws, Instruments, Etc. Guarantor shall, and shall
          --------------------------------------
cause each Significant Subsidiary to, promptly comply, or cause compliance, with all Governmental Rules, except where the failure to comply could not reasonably be expected to have a Guarantor Material Adverse Effect, including Governmental Rules relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety.

     4.8  No Change in Business. Guarantor shall maintain a substantial part of
          ---------------------
its business in the power industry and businesses reasonably related thereto and Guarantor shall cause each Significant Subsidiary to maintain as a substantial part of its business the general type of business now conducted by such Significant Subsidiary.

     4.9  Financial Statements. Unless Administrative Agent otherwise consents,
          --------------------
deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent:

          (a) As soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of its fiscal year, an unaudited consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the last day of such quarterly period and the related statements of income, cash flow, and partners' capital (where applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year; and

          (b) As soon as practicable and in any event within 120 days after the close of each applicable fiscal year, audited consolidated financial statements of Guarantor and its consolidated subsidiaries. Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts and a statement of cash flow, all prepared in accordance with GAAP, certified by an independent certified public accountant selected by Guarantor. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of Guarantor.

          (c) Each time the financial statements are delivered under Sections 4.9(a) and (b), deliver, along with such financial statements, a certificate signed by a Responsible Officer of Guarantor (i) setting forth reasonably detailed calculations demonstrating compliance with Sections 4.12(a) and (b) and including a schedule describing all Contingent Obligations of Guarantor, and
(ii) certifying that (A) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of Guarantor during the relevant fiscal period and that, to such Responsible Officer's knowledge, Guarantor is in compliance with all applicable material provisions of each Credit Document to which Guarantor is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which Guarantor has taken or proposes to take with respect thereto, and (B) such financial statements are true and correct in all material respects and that no material adverse change in the consolidated assets, liabilities, operations, or financial condition of Guarantor has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change.

          (d) As long as Guarantor is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, a copy of its report on Form 10-K shall satisfy the requirements of Section 4.9(a) and a copy of Guarantor's report on Form 10-Q shall satisfy the requirements of Section 4.9(b).

     4.10 Notices.  Guarantor shall promptly, upon acquiring notice or giving
          -------
notice, as the case may be, or obtaining knowledge thereof, deliver written notice to Administrative Agent of:

          (a) Any litigation pending or threatened in writing against Guarantor or any Significant Subsidiary involving claims against Guarantor or such Significant Subsidiary that could reasonably be expected to have a Guarantor Material Adverse Effect, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

          (b) Any dispute or disputes which may exist between Guarantor or any Significant Subsidiary and any Governmental Authority and which involve (i) claims against Guarantor or such Significant Subsidiary that could reasonably be expected to have a Guarantor Material Adverse Effect, (ii) injunctive or declaratory relief that could reasonably be expected to have a Guarantor Material Adverse Effect, (iii) revocation or material modification or the like of any applicable material permit or imposition of additional material conditions with respect thereto, or (iv) any liens for any material amount of taxes due but not paid;

          (c) Any default under this Guaranty or under any other agreement with respect to any Indebtedness of Guarantor outstanding in an amount equal to or in excess of $50,000,000;

          (d) Guarantor being placed on watch or review for possible rating down-grade by S&P or Moody's;

          (e) Any negative change, from the date hereof, from the rating given to Guarantor's long-term senior unsecured debt by either S&P or Moody's; and

          (f) Any event or circumstance which could reasonably be expected to have a Guarantor Material Adverse Effect.

     4.11 Maintenance of Ratings. If Guarantor's long term unsecured
          ----------------------
indebtedness is not rated at least (a) BBB- by S&P and Baa2 by Moody's or (b) BBB by S&P and Baa3 by Moody's, Guarantor shall, within 15 days following such downgrade, (x) cause the Equity LC Issuer to issue the Equity Letter of Credit, naming Administrative Agent, on behalf of the Banks, as beneficiary and (y) in the event the Equity Letter of Credit shall have been issued in accordance with clause (x) of this Section 4.11, secure a replacement Equity Letter of Credit within 15 days after Equity LC Issuer's long term unsecured indebtedness is rated below A by S&P or below A2 by Moody's, or the rating on such indebtedness is removed altogether.

     4.12 Financial Covenants. Guarantor shall comply with the following
          -------------------
covenants as of the last day of each fiscal quarter:

          (a) The ratio of Total Debt to Capitalization, for the fiscal quarter then ended, shall be less than or equal to 0.65 to 1.00; and

          (b) The ratio of Consolidated EBITDA to Consolidated Adjusted Interest Expense, for the twelve months then ended, shall equal or exceed 3.0 to 1.0.

                                   ARTICLE V
                               EVENTS OF DEFAULT

     5.1  Events of Default. The occurrence of any of the following events shall
          -----------------
constitute an event of default (an "Event of Default") hereunder:
                                    ----------------

          (a) Debt Cross Default. (i) Guarantor or any Significant Subsidiary shall default for a period beyond any applicable grace period in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit (other than trade payables) and the outstanding amount or amounts payable under all such agreements equals or exceeds $50,000,000 or (ii) an event of default shall have occurred and be continuing under an agreement, or related agreements, under which Guarantor or any Significant Subsidiary has outstanding indebtedness for borrowed money of $10,000,000 or more and, in the case of this clause (ii), such debt has been accelerated by the holder of such debt, or the holder of such debt has attempted to accelerate but such acceleration was prevented by applicable Governmental Rule.

          (b) Bankruptcy; Insolvency. Guarantor or any Significant Subsidiary shall become subject to a Bankruptcy Event.

          (c) Misstatements; Omissions. Any representation or warranty of Guarantor set forth in this Guaranty shall be untrue or misleading in any material respect as of the time made and such untrue or misleading representation or warranty (i) is having or could reasonably be expected to result in a Guarantor Material Adverse Effect and (ii) shall remain unremedied by Guarantor for a period of 30 days after the earlier of the date that Guarantor becomes aware thereof or receives written notice thereof from Administrative Agent.

          (d) Breach of Terms of Agreement. Guarantor shall fail to perform or observe any of the covenants set forth in this Guaranty and (except with respect to any covenants set forth in Section 4.1 (with respect to its obligation to maintain its existence), 4.3, 4.8, 4.11 or 4.12) such failure shall continue unremedied for 30 days after Guarantor becomes aware thereof or receives written notice with respect thereto from Administrative Agent.

          (e) Judgments. A final judgment or judgments shall be entered against Guarantor or any Significant Subsidiary in the amount of $50,000,000 or more (net of amounts covered by insurance) individually or in the aggregate (other than (i) a judgment which is fully discharged within 30 days after its entry, or
(ii) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or, in the case of injunctive relief, which if left unstayed could reasonably be expected to have a Guarantor Material Adverse Effect.

          (f) Change in Control. Without the consent of the Majority Bridge Banks, Guarantor shall cease to directly or indirectly own and control at least 80% of (i) the economic interests and (ii) the voting interests (whether by committee, contract or otherwise) in TPS.

                                  ARTICLE VI
                                MISCELLANEOUS.

     6.1  Successions or Assignments.
          --------------------------

          (a) This Guaranty shall inure to the benefit of the successors or assigns of the Banks who shall have, to the extent of their interest, the rights of the Banks hereunder.

          (b) This Guaranty is binding upon Guarantor and its successors or permitted assigns; provided that Guarantor is not entitled to assign its
                   --------
obligations hereunder to any other person without the prior written consent of the Banks and any purported assignment in violation of this provision shall be void.

     6.2  Waivers.
          -------

          (a) No delay on the part of Administrative Agent or the Banks in exercising any of their rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Administrative Agent or the Banks, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

          (b) ADMINISTRATIVE AGENT AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BANKS, ADMINISTRATIVE AGENT, BORROWER, THE PARTNERS OR GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS AND ADMINISTRATIVE AGENT TO ACCEPT THIS GUARANTY AND ENTER INTO THE CREDIT AGREEMENT.

     6.3  Interpretation. The section headings in this Guaranty are for the
          --------------
convenience of reference only and shall not affect the meaning or construction of any provision hereof.

     6.4  Remedies Cumulative. Each and every right and remedy of Administrative
          -------------------
Agent hereunder shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other Credit Document, or now or hereafter existing at law or in equity.

     6.5  Severability. Any provision of this Guaranty that may be determined by
          ------------
competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.6   Amendments. This Guaranty may be amended, waived or otherwise
           ----------
modified only with the written consent of the parties hereto.

     6.7   Jurisdiction. Administrative Agent and Guarantor agree that any legal
           -------------
action or proceeding by or against Guarantor or with respect to or arising out of this Guaranty or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Guaranty, Administrative Agent and Guarantor accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Administrative Agent and Guarantor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Any such process or summons in connection with any such action or proceeding may also be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction. Notwithstanding the foregoing, service of process shall not be deemed served or mailed to Administrative Agent or the Banks until a copy of all matters to be served has been mailed to Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attn: Andrew Singer or such other Person as Administrative Agent or the Banks may hereafter designate by notice making specific reference to this Section 6.7 given pursuant to Section 6.11. Administrative Agent and Guarantor further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Guarantor based upon the assertion that the rate of interest charged by the Banks on or under this Guaranty and/or the other Credit Documents is usurious. Administrative Agent and Guarantor hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Guaranty or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

     6.8   Governing Law.  This Guaranty and the rights and obligations of
           -------------
Administrative Agent and of Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).

     6.9   Integration of Terms. This Guaranty contains the entire agreement
           --------------------
between Guarantor and Administrative Agent relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.

     6.10  Consent. Guarantor hereby acknowledges receiving copies of the Equity
           -------
Contribution Agreement, the Credit Agreement and the other Credit Documents, and consents to the terms and provisions of each thereof.

     6.11  Notices.
           -------

           (a) All notices in connection with this Guaranty shall be given by notice in writing hand-delivered or sent by facsimile transmission or by electronic mail or by first class or certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telecopier number or address, as the case may be, set forth below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt.

If to Guarantor:                   TECO Energy, Inc.
                                   702 North Franklin Street
                                   Tampa, FL 33602
                                   Attention:  Corporate Secretary
                                   Telephone No.: (813) 228-1808
                                   Telecopy No.:  (813) 228-1328

If to Administrative               Citibank, N.A.
Agent:                             388 Greenwich Street
                                   20th Floor
                                   New York, NY 10013
                                   Attention:  Lorraine Frankel
                                   Tel:  (212) 816-0988
                                   Fax:  (212) 816-0584

With a copy to:                    Citibank, N.A.
                                   2 Penns Way, Suite 2000
                                   New Castle, Delaware 19720
                                   Attention:  Janet Wallace
                                   Tel:  (302) 894-6029
                                   Fax:  (302) 894-6120

     6.12  Interest; Collection Expenses. Without regard to any limitation set
           -----------------------------
forth in this Guaranty, any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until paid in full (and any such amount so paid by Guarantor shall reduce pro tanto the obligation of the applicable Partner to pay interest at the Default Rate on unpaid amounts pursuant to Section 2.2.2 of the Equity Contribution Agreement). Without regard to any limitation set forth in this Guaranty, if Administrative Agent is required to pursue any remedy against Guarantor hereunder, Guarantor shall pay to Administrative Agent within 30 days after demand and delivery of reasonable backup documentation, all reasonable attorneys' fees and all other costs and expenses incurred by Administrative Agent in enforcing this Guaranty.

     6.13  Reinstatement. This Guaranty shall continue to be effective or be
           -------------
automatically reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of either Partner in respect of the Guaranteed Obligations is rescinded or otherwise restored to either Partner, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as if such payment had not been made, and Guarantor agrees that it will indemnify Administrative Agent, the Banks and their respective successors and assigns, on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Administrative Agent, the Banks and their respective successors and assigns in connection with any such rescission or restoration.

     6.14  Counterparts.  The Guaranty may be executed in one or more duplicate
           ------------
counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

     6.15  Non-Recourse. Recourse to Guarantor under this Guaranty shall be
           ------------
limited to the extent provided in this Agreement and in Article 9 of the Credit Agreement.

     6.16  Limitation on Liability. Recourse against Administrative Agent, the
           -----------------------
Banks or any of their Affiliates, directors, employees, attorneys or agents under this Guaranty shall be limited to the extent provided in Section 12.13 of the Credit Agreement, which Section 12.13 is incorporated by reference herein, mutatis mutandis.

     6.17  Further Assurances. Guarantor shall execute and deliver any such
           ------------------
further instruments and shall take such further actions as Administrative Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Guaranty.

                                                                    Exhibit 10.7


     IN WITNESS WHEREOF, intending to be legally bound, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.



                                              TECO ENERGY, INC.,
                                              as Guarantor

                                              By: _______________________
                                                  Name:
                                                  Title:


                                              Accepted:

                                              CITIBANK, N.A.,
                                              as Administrative Agent under the
                                              Gila River Credit Agreement

                                              By: ________________________
                                                  Name:
                                                  Title:


                [TEI EQUITY CONTRIBUTION GUARANTY (GILA RIVER)]

                                 SCHEDULE 4.3
                                 ------------

1. First Mortgage Indenture of Tampa Electric Company (First Mortgage on Tampa Electric assets).